                             LETTER OF TRANSMITTAL

                                   Regarding
                                   Interests
                                      in

                     BNY/IVY MULTI-STRATEGY HEDGE FUND LLC

                  Tendered Pursuant to the Offer to Purchase
                            Dated November 1, 2005

                  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
                  AT, AND THIS LETTER OF TRANSMITTAL MUST BE
                  RECEIVED BY THE COMPANY BY, 12:00 MIDNIGHT,
                 EASTERN TIME, ON WEDNESDAY, NOVEMBER 30, 2005
                         UNLESS THE OFFER IS EXTENDED.

         Complete This Letter Of Transmittal And Return Or Deliver To:

                             The Bank of New York
                            101 Barclay Street, 20W
                              New York, NY 10286

                          Attn: Global Fund Services

                          For additional information:

                             Phone: (877) 470-9122

                              Fax: (212) 815-5515

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Ladies and Gentlemen:

       The undersigned hereby tenders to BNY/Ivy Multi-Strategy Hedge Fund LLC (the "Company"), a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware, the limited liability company interest in the Company ("Interest" or "Interests" as the context requires) or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to purchase, dated November 1, 2005 ("Offer to Purchase"), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the "Offer"). THE TENDER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE COMPANY TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

       The undersigned hereby sells to the Company the Interest or portion thereof tendered hereby pursuant to the Offer. The undersigned hereby warrants that the undersigned has full authority to sell the Interest or portion thereof tendered hereby and that the Company will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

       The undersigned recognizes that under certain circumstances set forth in the Offer, the Company may not be required to purchase any of the Interests in the Company or portions thereof tendered hereby.

       A promissory note for the purchase price will be mailed to the undersigned. The initial payment of the purchase price for the Interest or portion thereof tendered by the undersigned will be made by wire transfer of the funds to an account designated by the undersigned. The undersigned hereby represents and warrants that the undersigned understands that any payment in the form of marketable securities would be made by means of special arrangement with the tendering member in the sole discretion of the Board of Managers of the Company.

       The promissory note will also reflect the contingent payment portion of the purchase price (the "Contingent Payment"), if any, as described in
Section 6 of the Offer to Purchase. Any Contingent Payment of cash due pursuant to the promissory note will also be made by wire transfer of the funds to the undersigned's account. The undersigned recognizes that the amount of the purchase price for Interests will be based on the unaudited net asset value of the Company as of December 31, 2005 or, if the Offer is extended, approximately one month after the expiration date of the Offer, as described in Section 7. The Contingent Payment portion of the purchase price, if any, will be determined upon completion of the audit of the Company's financial statements which is anticipated to be completed not later than 60 days after March 31, 2006, the Company's fiscal year end, and will be paid promptly thereafter.

       All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Purchase, this tender is irrevocable.

                                      2

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PLEASE FAX OR MAIL IN THE ENCLOSED POSTAGE PAID ENVELOPE TO:

The Bank of New York, 101 Barclay Street, 20W, New York, NY 10286, Attn: Global Fund Services. For additional information: Phone: (877) 470-9122 Fax:
(212) 815-5515.

Part 1.  Name and Address:

Name of Member:  ________________________________________________

Social Security No.
or Taxpayer
Identification No.:  ________________________________

Telephone Number: (    ) __________________________

Part 2.  Amount of Limited Liability Company Interest in the Company being
Tendered:

[_]     Entire limited liability company interest.

[_] Portion of limited liability company interest expressed as a specific dollar value. (A minimum interest with a value greater than $75,000 must be maintained (the "Required Minimum Balance").)*

                                $______________

[_] Portion of limited liability company interest in excess of the Required Minimum Balance.

       * The undersigned understands and agrees that if the undersigned tenders an amount that would cause the undersigned's capital account balance to fall below the Required Minimum Balance, the Company may reduce the amount to be purchased from the undersigned so that the Required Minimum Balance is maintained.

                                       3

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Part 3.  Payment.

      Cash Payment

          Cash Payments shall be wire transferred to the following account:

                           -------------------------
                                 Name of Bank
                           -------------------------
                               Address of Bank
                           -------------------------
                                  ABA Number
                           -------------------------
                                Account Number
                           -------------------------
                           Name Under Which Account
                                   Is Held

Promissory Note

The promissory note reflecting both the initial and contingent payment portion of the purchase price, if applicable, will be mailed directly to the undersigned to the address of the undersigned as maintained in the books and records of the Company.

Part 4.  Signature(s).

-------------------------------------------------------------------------------------------
  For Individual Investors and Joint          For Other Investors:
  Tenants:

  Signature
   (Signature of Owner(s) Exactly as Appeared
  on  Subscription Agreement)                 Print Name of Investor
  Print Name of Investor                      Signature
                                              (Signature of Owner(s) Exactly as Appeared on
                                              Subscription Agreement)
  Joint Tenant Signature if necessary         Print Name of Signatory and Title
   (Signature of Owner(s) Exactly as Appeared
  on  Subscription Agreement)
  Print Name of Joint Tenant                  Co-signatory if necessary
                                              (Signature of Owner(s) Exactly as Appeared on
                                              Subscription Agreement)
                                              Print Name and Title of Co-signatory
-------------------------------------------------------------------------------------------

Date:  __________________

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